4th Quarter 2025 Earnings Presentation January 22, 2026

Disclaimer FORWARD-LOOKING STATEMENTS This communication may contain certain forward-looking statements, including, but not limited to, certain plans, expectations, goals, projections, and statements about the benefits of the acquisition of Pacific Premier Bancorp, Inc. (“Pacific Premier”) by Columbia Banking System, Inc. (“Columbia”) the plans, objectives, expectations and intentions of Columbia and other statements that are not historical facts. Such statements are subject to numerous assumptions, risks, and uncertainties. All statements other than statements of historical fact, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by words such as “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan,” “believe,” “target,” “goal,” or similar expressions, or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. In this presentation we make forward-looking statements about strategic and growth initiatives and the result of such activity. Risks and uncertainties that could cause results to differ from forward-looking statements we make include, without limitation: current and future economic and market conditions, including the effects of declines in housing and commercial real estate prices, high unemployment rates, renewed inflation and any recession or slowdown in economic growth particularly in the western United States; economic forecast variables that are either materially worse or better than end of quarter projections and deterioration in the economy that could result in increased loan and lease losses, especially those risks associated with concentrations in real estate related loans; risks related to our acquisition of Pacific Premier (the "Transaction"), including, among others, (i) diversion of management’s attention from ongoing business operations and opportunities, (ii) cost savings and any revenue or expense synergies from the Transaction may not be fully realized or may take longer than anticipated to be realized, (iii) deposit attrition, customer or employee loss, and/or revenue loss as a result of the Transaction, and (iv) shareholder litigation that could negatively impact our business and operations; the impact of proposed or imposed tariffs by the U.S. government and retaliatory tariffs proposed or imposed by U.S. trading partners that could have an adverse impact on customers; our ability to effectively manage problem credits; the impact of bank failures or adverse developments at other banks on general investor sentiment regarding the liquidity and stability of banks; changes in interest rates that could significantly reduce net interest income and negatively affect asset yields and valuations and funding sources; changes in the scope and cost of FDIC insurance and other coverage; our ability to successfully implement efficiency and operational excellence initiatives; our ability to successfully develop and market new products and technology; changes in laws or regulations; potential adverse reactions or changes to business or employee relationships; the effect of geopolitical instability, including wars, conflicts and terrorist attacks; and natural disasters and other similar unexpected events outside of our control. We also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of Columbia, market conditions, capital requirements, applicable law and regulations (including federal securities laws and federal banking and state regulations), and other factors deemed relevant by Columbia's Board of Directors. NON-GAAP FINANCIAL MEASURES In addition to results presented in accordance with GAAP, this presentation contains certain non-GAAP financial measures. A reconciliation of GAAP to non-GAAP measures is included in the Appendix. The Company believes presenting certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends, and our financial position. We utilize these measures for internal planning and forecasting purposes, and operating pre-provision net revenue and operating return on tangible common equity are also used as part of our incentive compensation program for our executive officers. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitution for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. 2

COLUMBIA BANKING SYSTEM
3

West-Focused Regional Powerhouse

Columbia at a Glance

Corporate	**Ticker**	COLB
	Market Capitalization[(1)]	$8.8 billion
	Dividend Yield[(1)]	5.0%
Financials as of December 31, 2025	**Assets**	$66.8 billion
	Loans	$47.8 billion
	Deposits	$54.2 billion
	Common Equity Tier 1 Capital Ratio[(2)]	11.8%
	Total Capital Ratio[(2)]	13.6%

Completed Western Footprint[(3)]


WA
Spokane
Tacoma
Portland
OR
ID
Boise
Reno
NV
Salt Lake City
UT
Denver
CO
San Francisco
Las Vegas
CA
AZ
Phoenix
Los Angeles
Long Beach
San Diego

Why Columbia?

- *Business Bank of Choice* strategy cultivates a granular, low-cost core deposit base
- Compelling culture and *Community Banking at Scale* business model foster deep community ties while also attracting and retaining top banking talent
- Scaled western franchise is difficult to replicate and provides scarcity value
- Opportunity to organically gain share in California and growing metros in the West while increasing density in the Northwest
- Strong credit quality is supported by a diversified, well-structured, and conservatively underwritten loan portfolio
- Solid capital generation supports long-term organic growth and return to shareholders

(1) Market data as of January 21, 2026.
(2) Regulatory capital ratios are estimates pending completion and filing of Columbia's regulatory reports.
(3) Columbia is headquartered in Tacoma, Washington and operates approximately 350 branches throughout the Western United States.

COLUMBIA BANKING SYSTEM
4

Operating in Large, Attractive Western Markets

Established Presence throughout the West[1]

(population in millions)

Northwest


4.2mm
Seattle, WA


2.5mm
Portland, OR


0.9mm
Boise, ID

California and Nevada


12.9mm
Los Angeles, CA


2.5mm
Sacramento, CA


2.4mm
Las Vegas, NV

Other West


5.3mm
Phoenix, AZ


3.0mm
Denver, CO


1.3mm
Salt Lake City, UT

Top Regional Bank in Northwest (WA, OR, ID)[1]

		Total	Northwest	
Rank	Bank (HQ State)	Assets ($B)	Deposits ($B)	Mkt Shr
1	Bank of America (NC)	$3,404	$58	16.5 %
2	U.S. Bancorp (MN)	695	51	14.4 %
3	JPMorgan (NY)	4,560	44	12.4 %
4	Wells Fargo (CA)	2,063	40	11.3 %
5	**COLB (WA)**	**67**	**35**	**9.8 %**
6	KeyCorp (OH)	187	19	5.3 %
7	WaFd (WA)	27	13	3.6 %
8	Banner Corp. (WA)	17	11	3.1 %

4th Largest Regional Bank HQ'd in Footprint[1]

		Total	Eight-State Footprint	
Rank	Bank (HQ State)	Assets ($B)	Deposits ($B)	Mkt Shr
1	Western Alliance (AZ)	$91	$70	1.9 %
2	Zions (UT)	89	59	1.6 %
3	East West (CA)	80	51	1.4 %
4	**COLB (WA)**	**67**	**56**	**1.5 %**
5	Banc of California (CA)	34	22	0.6 %
6	WaFd (WA)	27	19	0.5 %
7	Cathay General (CA)	24	16	0.4 %
8	Mechanics (CA)	23	19	0.5 %

Strong Foothold in Attractive Markets[1]

- Our market share in the Northwest stands with large national and super regional banks, at nearly 10%
- Our foothold in top western markets and scaled franchise provide us the opportunity to increase share in California, Arizona, Colorado, and Utah
- Densely populated metropolitan areas provide opportunity for our bankers to take market share as we grow where businesses are growing
- Current household income in our footprint is 110% of the national average, and the five-year growth rate of 13.0% compares favorably to 11.3% nationally

(1) Population, household income, and asset data sourced from S&P Global Market Intelligence. Total assets as of September 30, 2025 and adjusted to a pro forma basis for recently closed acquisitions, if applicable. Deposits and market share data sourced from the Federal Deposit Insurance Corporation ("FDIC") as of June 30, 2025 and adjusted to a pro forma basis. Groups represent banks headquartered in the United States, and money center banks are excluded from the footprint analysis (bottom table).

Population Deposits ($mm) COLB MSA(1) (000s) Market COLB Mkt Shr Seattle 4,201 $140,795 $7,662 5.4 % Portland 2,547 65,434 5,513 8.4 % Boise 868 17,945 224 1.3 % Spokane 608 14,405 4,045 28.1 % Opportunity to Increase Density and Gain Share throughout Our Footprint 5 Improve Competitive Position in California Broaden Presence in Other Western MarketsEnhance Density in the Northwest Population Deposits ($mm) COLB MSA(1) (000s) Market COLB Mkt Shr Phoenix 5,286 $180,133 $209 0.1 % Denver 3,080 107,870 58 0.1 % Salt Lake City 1,316 85,459 21 <0.1% Las Vegas 2,444 81,196 98 0.1 % Population Deposits ($mm) COLB MSA(1) (000s) Market COLB Mkt Shr Los Angeles 12,907 $651,914 $10,190 1.6 % Sacramento 2,472 94,585 1,884 2.0 % San Francisco 4,643 456,511 480 0.1 % San Diego 3,304 107,742 873 0.8% (1) Population, deposit, and market share data sourced from S&P Global Market Intelligence. Deposits and market share data as of June 30, 2025, and adjusted to a pro forma basis by S&P.

Leveraging Technology to Improve Collaboration and Performance 6 Enhancing the Customer Experience Driving Revenue Generation Creating Operational Efficiencies ■ Building upon our recently acquired, best- in-class API marketplace to expand our embedded banking capabilities ■ Enhancing relationship banking with AI- powered "Smart Leads” provides opportunities to generate fee income through predictive analytics ■ Continuing to invest in new payment technologies, including instant payment platforms, integrated receivables and payables, and Zelle for Business ■ Deploying digital international banking solutions, including an online foreign exchange portal for real time FX quotes and trades ■ Offering differentiated small business and commercial online banking platforms by integrating technologies ■ Enhancing fraud protection and prevention measures to minimize customer losses and increase core fee income for the bank ■ Updating our online account opening process to make it easier and more convenient for customers ■ Strengthening our bank security and risk management with advanced authentication technology to safeguard our customers across digital platforms ■ Embracing AI capabilities to improve associate productivity ■ Accelerating application development through automation of code generation, debugging, and documentation ■ Deploying AI-powered virtual assistants to augment human agents in our contact center ■ Automating tasks and streamlining operations to enhance efficiency and improve the customer experience; our goal is to be the most convenient bank for our associates (internally) and our customers (externally) Our customer-focused technology stack is built on resilient, scalable, and secure systems to advance our Business Bank of Choice operating strategy. We embrace technology to not only create operational efficiencies, but also to support an elevated customer experience and to drive additional revenue opportunities through needs-based solutions.

Financial Highlights 7

Fourth Quarter 2025 Performance Highlights 8 ■ Closed our acquisition of Pacific Premier on August 31, 2025, and integration efforts continue to progress smoothly. We remain on track to complete the systems conversion and branch consolidations during the first quarter of 2026. We continue to expect to realize all related cost savings by June 30, 2026. ■ Completed our third deposit campaign of 2025 in mid-November, generating $473 million in deposits. Inclusive of two campaigns completed earlier in 2025, Columbia generated $1.3 billion in new customer deposits through our three successful small business and retail campaigns. Our next campaign begins in February. ■ Columbia repurchased 3.7 million common shares under its current repurchase plan at an average price of $27.07 during Q4 2025. We intend to continue returning excess capital to our shareholders through our existing share repurchase authorization, which had $600 million remaining as of December 31, 2025. ■ Ivan Seda assumed the role of Executive Vice President, Chief Financial Officer, effective December 31, 2025, as previously announced. Mr. Seda joined Columbia in August 2025 as Executive Vice President, Deputy Chief Financial Officer, supporting a seamless leadership transition. Reported Operating(1) $215 million $243 million Net Income Net Income $305 million $342 million Pre-Provision Net Revenue(1) Pre-Provision Net Revenue $0.72 $0.82 Earnings-per-Share - Diluted Earnings-per-Share - Diluted 1.27% 1.44% Return on Assets Return on Assets 1.80% 2.02% PPNR Return on Assets(1) PPNR Return on Assets 10.92% 12.34% Return on Equity Return on Equity 15.24% 17.22% Return on Tangible Common Equity(1) Return on Tangible Common Equity (1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement for each is provided in the Appendix of this slide presentation.

YTD 2025 Performance Highlights 9 ■ Our results for the twelve months ended December 31, 2025 were impacted by merger expense and the initial provision associated with our acquisition of Pacific Premier in Q3 2025. On an operating basis, pre-provision net revenue and net income increased 22% and 31%, respectively, compared to the twelve months ended December 31, 2024, as profitability ratios and earnings-per-share also improved(1). ■ We continue to focus on operational enhancements, including balance sheet optimization, growing sustainable core fee income, and maintaining our cost-conscious culture and disciplined credit standards, in pursuit of consistent, repeatable returns and top-quartile performance. ■ Treasury management and commercial card income increased 19% and 8%, respectively, for the twelve months ended December 31, 2025, compared to the twelve months ended December 31, 2024. Other key contributors to core fee income, like financial services and trust revenue and international banking revenue, also expanded notably in 2025, rising 71% and 44%, respectively, compared to 2024, partly driven by the acquisition of Pacific Premier. ■ Total common equity tier 1 (“CET1”) ratio of 11.8%(2) as of December 31, 2025 highlights 130 basis points of net capital generation since December 31, 2024, inclusive of Columbia’s acquisition of Pacific Premier and share repurchases in Q4 2025. Reported Operating(1) $550 million $746 million Net Income Net Income $878 million $1,065 million Pre-Provision Net Revenue(1) Pre-Provision Net Revenue $2.30 $3.12 Earnings-per-Share - Diluted Earnings-per-Share - Diluted 0.97% 1.31% Return on Assets Return on Assets 1.55% 1.88% PPNR Return on Assets(1) PPNR Return on Assets 8.98% 12.18% Return on Equity Return on Equity 12.51% 16.97% Return on Tangible Common Equity(1) Return on Tangible Common Equity (1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement for each is provided in the Appendix of this slide presentation. (2) Regulatory capital ratios are estimates pending completion and filing of Columbia’s regulatory reports.

Our Diversified Commercial Bank Business Model with a Strong Retail Network Supports our Granular, High-Quality Deposit Base Non-interest, 32% Demand, 20% Money Market, 31% Savings, 5% Time, 12% Enterprise-wide Deposit Composition 10 ■ Deposits were $54.2 billion as of December 31, 2025 and represented by a granular base that is diversified by business line, industry, and geography. Our average customer account balance is $44 thousand.(1) ■ Our use of public and brokered deposits as a source of funding beyond term debt impacts the composition of our enterprise-wide deposit portfolio. We believe our customer deposit composition(1) is more illustrative of the quality of Columbia’s core deposit franchise. Our bankers’ activity is geared toward protecting the quality of our relationship-based franchise while generating net customer balance growth to reduce the need for non- core funding sources over time. Commercial, 24% Commercial - Small Business, 28% Consumer, 38% Brokered, 4% Public & Other, 6% Deposits by Category Customer Deposit Composition(1) Non-interest, 34% Demand, 20% Money Market, 31%Savings, 5% Time, 10% (1) Excludes all public, administrative, and brokered deposits, as detailed on the “Liquidity Overview” slide in the Appendix. Excluded balances accounted for 10% of total deposits as of December 31, 2025. This is a non-GAAP financial measure. $54.2 Billion $54.2 Billion $48.8 Billion

COLUMBIA BANKING SYSTEM

11

Securities Portfolio Overview

Available-for-Sale Securities Portfolio as of December 31, 2025								
($ in millions)	**Current Par**	**Amortized Cost**	**Unrealized Gains**	**Unrealized Losses**	**Fair Value**	**% of Total AFS Portfolio**	**Effective Duration**	**Book Yield**
U.S. Treasuries	$210	$209	$0	($1)	$209	2 %	1.6	3.59 %
U.S. Agencies	1,111	1,122	$6	($37)	1,091	10 %	2.6	2.73 %
Mortgage-backed securities - residential agency	4,407	4,046	$18	($214)	3,850	35 %	6.4	3.92 %
Collateralized mortgage obligations(1)	1,732	1,573	$16	($76)	1,514	14 %	5.9	4.03 %
Obligations of states and political subdivisions	1,875	1,597	$47	($15)	1,629	15 %	5.9	4.00 %
Commercial mortgage-backed securities - agency	2,912	2,828	$29	($38)	2,819	25 %	3.9	4.59 %
Total available for sale securities	**$12,248**	**$11,376**	**$116**	**($380)**	**$11,112**		**5.2**	**3.99 %**
Percentage of current par		**93%**	**1%**	**(3%)**	**91%**			

Available-for-Sale Securities Portfolio
% at Gain / Loss as of December 31, 2025


Unrealized
Gain, 57%
Unrealized
Loss, 43%

- The total available-for-sale ("AFS") securities portfolio had a book yield of 3.99% and an effective duration of 5.2 as of December 31, 2025, compared to 3.97% and 5.3, respectively, as of September 30, 2025.
- As of December 31, 2025, 57% of the AFS securities portfolio (by fair value) was in an unrealized gain position and had a weighted average book yield of 4.72%. The remaining 43% of the portfolio was in an unrealized loss position and had a weighted average book yield of 3.10%.

Note: Table may not foot due to rounding.
(1) Portfolio includes $232 million in high-quality non-agency collateralized mortgage obligations ("CMO") that were in a small unrealized gain position as of December 31, 2025 (amortized cost of $227 million). The remaining $1.3 billion of the portfolio is comprised primarily of residential agency CMOs.

Loan Roll Forward Activity $ in m illi on s Three Months Ended December 31, 2025 $48,462 $1,388 ($173) ($1,032) ($879) $10 $47,776 Beginning Balance (9/30/2025) New Originations Net Advances/ (Payments) Prepayments Payoffs or Sales Other Ending Balance (12/31/2025) 12 $ in m illi on s Three Months Ended December 31, 2024 $37,503 $1,129 ($109) ($502) ($353) $13 $37,681 Beginning Balance (9/30/2024) New Originations Net Advances/ (Payments) Prepayments Payoffs or Sales Other Ending Balance (12/31/2024) $ in m illi on s Twelve Months Ended December 31, 2025 $37,681 $4,485 ($746) ($2,914) ($2,249) $11,520 $47,776 Beginning Balance (12/31/2024) New Originations Net Advances/ (Payments) Prepayments Payoffs or Sales Other¹ Ending Balance (12/31/2025) $ in m illi on s Twelve Months Ended December 31, 2024 $37,442 $3,685 ($380) ($1,845) ($1,307) $86 $37,681 Beginning Balance (12/31/2023) New Originations Net Advances/ (Payments) Prepayments Payoffs or Sales Other Ending Balance (12/31/2024) Note: Totals may not foot due to rounding. (1) Other includes $11.4 billion in loans acquired from Pacific Premier at fair value.

COLUMBIA BANKING SYSTEM

13

Diversified, High Quality Loan and Lease Portfolio

Mortgage

- Portfolio average loan size of $470,000
- 4Q25 average loan size of $380,000
- Portfolio average FICO of 760 and LTV of 60%
- 4Q25 average FICO of 769 and LTV of 57%
- Total delinquencies of 1.41%
- Annualized net charge-off (recovery) rate of 0.03%

Non-owner Occupied CRE

- Portfolio average loan size of $1.9 million
- 4Q25 average loan size of $3.1 million
- Portfolio average LTV of 50% and DSC of 1.88
- 4Q25 average LTV of 54% and DSC of 1.71
- Total delinquencies of 0.38%
- Annualized net charge-off (recovery) rate of 0.38%

Commercial & Industrial

- Portfolio average loan size of $794,000
- 4Q25 average loan size of $1.7 million
- Total delinquencies of 1.04%
- Annualized net charge-off (recovery) rate of 0.24%

Portfolio Composition at December 31, 2025


Multifamily, 22%
Other Loan Categories, 9%
Mortgage, 12%
FinPac, 3%
C&I, 22%
Owner Occupied CRE, 15%
Non-OO CRE, 17%

Geographic Distribution at December 31, 2025


Puget Sound, 16%
WA Other, 6%
Portland Metro, 11%
OR Other, 11%
Bay Area, 6%
Northern CA, 8%
Southern CA, 25%
Other, 17%

Owner Occupied CRE

- Portfolio average loan size of $1.2 million
- 4Q25 average loan size of $2.2 million
- Portfolio average LTV of 55%
- 4Q25 average LTV of 71%
- Total delinquencies of 0.46%
- Annualized net charge-off (recovery) rate of 0.04%

Multifamily

- Portfolio average loan size of $2.3 million
- 4Q25 average loan size of $1.2 million
- Portfolio average LTV of 54% and DSC of 1.57
- 4Q25 average LTV of 53% and DSC of 1.42
- Total delinquencies of 0.02%
- Annualized net charge-off (recovery) rate of 0.00%

Lease & Equipment Finance (FinPac)

- Portfolio average loan & lease size of $42,000
- 4Q25 average loan & lease size of $65,000
- Portfolio average yield: ~10%
- Total delinquencies of 3.55%
- Annualized net charge-off (recovery) rate of 3.46%

Note: Portfolio statistics and delinquencies as of December 31, 2025. Annualized net charge-off rates for Q4 2025. Loan-to-value ("LTV"), FICO, and debt service coverage ("DSC") ratios are based on weighted averages for portfolios where data are available. LTV represents average LTV based on most recent appraisal against updated loan balance. Totals may not foot due to rounding.

C&I and CRE Portfolio Composition Agriculture, 8.5% Contractors, 8.1% Finance/Insurance, 8.3% Manufacturing, 8.8% Professional, 3.6% Public Admin, 5.8%Rental & Leasing, 5.8% Retail, 3.3% Support Services, 4.2% Transportation/ Warehousing, 6.4% Wholesale, 7.6% Gaming, 9.1% Dentists, 5.3% Other Healthcare, 4.6% Other, 10.6% Office, 13.7% Multifamily, 40.1% Industrial, 14.6% Retail, 10.0% Special Purpose, 7.5% Hotel/Motel, 3.8% Other, 10.3% CRE Portfolio Composition(1)C&I Portfolio Composition(1) Note: Data as of December 31, 2025.Totals may not foot due to rounding. (1) C&I portfolio composition includes term, lines of credit & other, and leases & equipment finance balances. CRE portfolio composition includes non-owner occupied term and owner occupied term balances as well as multifamily balances. (2) Owner occupied and non-owner occupied disclosure relates to commercial real estate portfolio excluding multifamily loans. 47% Owner Occupied / 53% Non-Owner Occupied(2)Commercial Line Utilization: 38% 14 $12.0 Billion $25.8 Billion

Office Portfolio Details Puget Sound, 14% WA Other, 7% Portland Metro, 13% OR Other, 19% Bay Area, 4% N. CA, 8% S. CA, 19% Other, 16% Office Portfolio Metrics at December 31, 2025 Average loan size $1.4 million Average LTV 57% DSC (non-owner occupied) 1.80x % with guaranty (by $ / by #) 86% / 86% Past due 30-89 days $2.2mm / 0.06% of office Nonaccrual $15.1mm / 0.41% of office Special mention $46.1mm / 1.26% of office Classified $90.8mm / 2.47% of office Number of Loans by Balance Geography 15 ■ Loans secured by office properties represented 8% of our total loan portfolio as of December 31, 2025. ■ Our office portfolio is 45% owner occupied, 53% non-owner occupied, and 3% construction. Dental and other healthcare loans compose 22% of our office portfolio. ■ The average loan size in our office portfolio is $1.4 million. ■ Delinquencies were at a very low level as of December 31, 2025, and the majority of our loans contain a guaranty. ■ Excluding floating rate loans, only 15% of our office portfolio reprices through 2027. Loans repricing in 2026 and 2027 have average balances of $0.4 million and $0.5 million, respectively. 1,746 441 71 38 7 6 <$1mm $1-5mm $5-10mm $10-20mm $20-30mm >$30mm 2026, 10% 2027, 5% 2028, 3% 2029 & After, 12% Fixed Rate¹, 69% Floating Rate, 1% Repricing Schedule (1) Loans with a swap component are displayed as a fixed rate loan if the swap maturity is equal to the maturity of the loan. If the swap matures prior to the loan, the loan is displayed as adjustable with the rate resetting at the time of the swap maturity. 2026, 6% 2027, 9% 2028, 8% 2029 & After, 77% Maturity Schedule , 19 8 9 6 7 1,855 627 93 9 4

COLUMBIA BANKING SYSTEM
16

Continued Strong Credit Quality


Allowance for Credit Losses ("ACL")
1.33%
1.32%
1.31%
1.34%
1.32%
1.17%
1.17%
1.17%
1.01%
1.02%
$60
$57
$52
$157
$144
$441
$438
$439
$492
$485
Q4 2024
Q1 2025
Q2 2025
Q3 2025
Q4 2025
ACL ($mm)
Credit Discount ($mm)
ACL / Total Loans and Leases
ACL + Credit Discount / Total Loans and Leases


Provision Expense, Net Charge-Offs to Average Loans, and Nonperforming Assets to Total Assets
0.33%
0.35%
0.35%
0.29%
0.30%
0.27%
0.32%
0.31%
0.22%
0.25%
$28
$27
$30
$70
$—
$23
Q4 2024
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Provision Expense ($mm)
Acquisition-Related Provision Expense ($mm)¹
Net Charge-Offs / Average Loans (annualized)
Non-Performing Assets / Total Assets

- The remaining credit discount on loans of $144 million as of December 31, 2025 provides an additional 30 basis points of loss absorption when added to the ACL of $485 million.
- Net charge-offs in the FinPac portfolio were $14 million in Q4 2025, compared to $16 million in Q3 2025. Net charge-offs excluding the FinPac portfolio were $16 million, or 0.13% of average bank loans, in Q4 2025, compared to $6 million, or 0.06% of average bank loans, in Q3 2025.
- Nonperforming loans of $198 million as of December 31, 2025 include $79 million of loans with government guarantees.

(1) Acquisition-related provision expense of $70 million was booked in Q3 2025, related to non-purchased credit deteriorated ("PCD") loans and unfunded commitments acquired during Q3 2025. Non-acquisition-related provision expense was $0 for Q3 2025.

COLUMBIA BANKING SYSTEM
17

ACL Reflects Strong Portfolio Credit Metrics

Allowance for Credit Losses by Loan Segment								
($ in millions)	Commercial	Lease & Equipment	Commercial Real Estate	Residential & Home Equity	Consumer	Total[1]	Remaining Credit Discount on Loans	Total ACL including Credit Discount on Loans[1]
Balance as of September 30, 2025	$140	$92	$215	$37	$8	**$492**	$157	**$649**
Q4 2025 Net charge-offs	(6)	(14)	(8)	(1)	(1)	**(30)**		
Q4 2025 Reserve build (release)	8	13	1	(1)	2	**23**		
Balance as of December 31, 2025	$142	$91	$208	$35	$9	**$485**	$144	**$629**
% of Loans and leases outstanding	1.37%	5.69%	0.75%	0.45%	5.06%	**1.02%**		**1.32%**

- Our reserve coverage by loan segment and for the overall loan and lease portfolio reflects our robust underwriting criteria and ongoing, routine portfolio monitoring activities. For example, we stress applicable variables, such as interest rates, cash flows, and occupancy, at inception and loan review and limit borrower proceeds as a result. These factors contribute to lower LTVs and higher DSC ratios, which are taken into consideration in the estimation of our ACL.
- The quarter's provision expense of $23 million reflects loan portfolio runoff, credit migration trends, charge-off activity, and changes in the economic forecasts used in credit models. We used components of Moody's Analytics' November 2025 consensus economic forecast and Moody's Analytics' November 2025 S2 scenario to estimate our ACL as of December 31, 2025.

(1) Total includes reserve for unfunded commitments of $19 million as of both December 31, 2025 and September 30, 2025.

Capital Management 18 Regulatory Capital Ratios: Bank & Holding Company as of December 31, 2025 9.7% 12.3% 12.3% 13.2% 9.4% 11.8% 11.8% 13.6% Columbia Bank Columbia Banking System Tier 1 Leverage CET1 Tier 1 Capital Total Risk-Based —% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% ■ Columbia remains above current “well-capitalized” regulatory minimums and our long-term target ratios. ■ Columbia repurchased 3.7 million common shares under its current repurchase plan at an average price of $27.07 during the three months ended December 31, 2025. ■ We expect to organically generate capital above what is required to support prudent growth and our regular dividend. We intend to continue returning excess capital to our shareholders through our existing share repurchase authorization, which had $600 million remaining as of December 31, 2025. We regard share repurchases as an additional tool to prudently and proactively manage our capital ratios in 2026 and beyond. Note: Columbia Bank and Columbia Banking System, Inc. long-term capital ratio targets reflect a targeted excess level of capital above regulatory well-capitalized minimums inclusive of the capital conservation buffer (“CCB”) where applicable. The minimum capital ratios to be considered well capitalized inclusive of the CCB are 7.0%, 8.5%, and 10.5% for the common equity tier 1 (“CET1”) ratio, tier 1 capital ratio, and total risk-based capital ratio, respectively. The CCB does not apply to the tier 1 leverage ratio, which has a well-capitalized minimum level of 5.0%. All regulatory capital ratios as of December 31, 2025 are estimates pending completion and filing of Columbia’s and Columbia Bank’s regulatory reports. Capital Ratios Continued to Trend Up 10.5% 10.6% 10.8% 11.6% 11.8% 12.8% 12.9% 13.0% 13.4% 13.6% COLB: CET1 Ratio COLB: Total RBC Ratio 12/31/2024 3/31/2025 6/30/2025 9/30/2025 12/31/2025 —% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 12% Long-Term Target 10% Long-Term Target 9% Long-Term Target 6.5% Long-Term Target

Net Interest Income and Net Interest Margin Net Interest Income and Net Interest Margin $437 $425 $446 $505 $627 3.64% 3.60% 3.75% 3.84% 4.06% Net Interest Income ($ in millions) Net Interest Margin Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Net Interest Margin: Q3 2025 vs Q4 2025 3.84% (0.04)% (0.03)% 0.22% 0.07% 4.06% Q3 2025 Reported Loans Cash Deposits Term Debt Q4 2025 Reported 19 ■ Net interest margin increased 22 basis points from the prior quarter to 4.06% for Q4 2025, as it benefited from lower funding costs. The net interest margin also was impacted by two additional months operating as a combined company, which includes an 8-basis point benefit related to the amortization of a premium on acquired time deposits, as described below, and a 3-basis point benefit related to an accelerated loan repayment. ■ The cost of interest-bearing deposits decreased 35 basis points from the prior quarter to 2.08% for Q4 2025. The cost of interest-bearing liabilities decreased 38 basis points from the prior quarter to 2.27% for Q4 2025. The cost of interest-bearing deposits benefited from the amortization of a premium related to Pacific Premier's time deposits, which contributed $12 million to net interest income during Q4 2025, compared to $4 million during Q3 2025, favorably impacting deposit rates in each quarter. The premium was fully amortized as of December 31, 2025. Excluding this impact, the cost of interest-bearing deposits was 2.20% for Q4 2025, compared to 2.09% for the month of December and 2.06% as of December 31, 2025. The declining cost of deposits reflects our proactive management of deposit rates ahead of and following reductions to the federal fund rates.

COLUMBIA BANKING SYSTEM

20

Interest Rate Sensitivity

Interest Rate Simulation Impact on Net Interest Income at December 31, 2025[1]	Ramp Year 1	Ramp Year 2	Shock Year 1	Shock Year 2
Up 200 basis points	0.0%	3.4%	0.4%	5.3%
Up 100 basis points	0.0%	1.6%	0.2%	2.5%
Down 100 basis points	0.3%	(1.4)%	0.2%	(2.3)%
Down 200 basis points	2.2%	(1.6)%	1.9%	(3.6)%
Down 300 basis points	5.3%	(1.5)%	5.0%	(4.9)%

Select Asset and Liability Maturity and Repricing Schedules (in Months) at December 31, 2025

($ in millions)	<=3	4 to 6	7 to 12	13 to 24	25 to 36	>36	Total	% Total[3]
Loans								
Fixed (maturity)[2]	$444	$200	$450	$1,088	$1,109	$12,374	$15,665	32%
Floating (repricing)[2]	15,427	—	—	—	—	—	15,427	32%
Adjustable (repricing)	819	1,385	2,283	2,762	2,057	8,142	17,448	36%
Total Loans	**$16,690**	**$1,585**	**$2,733**	**$3,850**	**$3,166**	**$20,516**	**$48,540**	**100%**
Time deposits (maturity)[4]	**$3,834**	**$1,863**	**$769**	**$80**	**$10**	**$18**	**$6,574**	
Average rate[4]	*3.71%*	*3.24%*	*2.84%*	*1.21%*	*0.19%*	*0.23%*	*3.43%*	
Term debt (maturity)	**$3,200**	**$—**	**$—**	**$—**	**$—**	**$—**	**$3,200**	
Average rate	*3.97%*						*3.97%*	

Deposit and Funding Repricing Betas During Current Rate Cycle

Three Months Ended	Effective Fed Funds Rate (Daily Avg.)	Cost of: Interest-Bearing Deposits	Cost of: Total Deposits	Cost of: Total Funding
December 31, 2021[5]	0.08%	0.10%	0.05%	0.09%
December 31, 2022[5]	3.65%	0.62%	0.35%	0.51%
December 31, 2023	5.33%	2.54%	1.63%	2.05%
June 30, 2024	5.33%	2.97%	2.01%	2.34%
Variance: Q2 2024 less Q4 2021	*5.25%*	*2.87%*	*1.96%*	*2.25%*
Repricing Betas: Rising Rate Cycle		**55%**	**37%**	**43%**
December 31, 2024	4.66%	2.66%	1.80%	2.09%
December 31, 2025[6]	3.90%	2.20%	1.48%	1.65%
Variance: Q4 2025 less Q2 2024	*(1.43)%*	*(0.77)%*	*(0.53)%*	*(0.69)%*
Repricing Betas: Declining Rate Cycle-to-Date		**54%**	**37%**	**48%**

Note: Tables may not foot due to rounding. Loan totals on this slide do not include purchase accounting adjustments. Deferred fees and costs also drive variances between loan totals on this slide and loan totals in the earnings press release.

(1) For the scenarios shown, the interest rate simulations assume a parallel and sustained shift in market interest rates ratably over a twelve-month period (ramp) or immediately (shock). The simulation repricing betas applied to interest-bearing deposits in the rising rate and declining rate scenarios are 49% and 49%, respectively, for December 31, 2025. Additional data related to interest rate simulations are available in Columbia's Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

(2) Commercial tranche loans that mature in one month are included in the floating rate loan category, not the fixed rate loan category, as these loans reprice in a manner similar to floating rate loans.

(3) Floating rate loans are indexed to prime (8% of the total loan portfolio) and 1-month underlying interest rates (24% of the total loan portfolio). When adjustable rate loans reprice, they are indexed to interest rates that span 1-month tenors to 10-year tenors as well as the prime rate; the most prevalent underlying index rates are 6-month tenors (17% of the total loan portfolio), 1-year tenors (9% of the portfolio), and 5-year tenors (7% of the total loan portfolio).

(4) Time deposits maturing in 3 months or less include $2.1 billion in customer CDs at an average rate of 3.51% and $1.7 billion in brokered CDs at an average rate of 3.94%.

(5) Deposit and funding repricing beta data present combined company results as if historical Columbia and historical Umpqua Holdings Corporation were one company for all periods through December 31, 2022; subsequent time periods present data on a legal basis given the merger. The beta presentation is calculated in this manner for comparison purposes.

(6) The cost of interest-bearing deposits, total deposits, and total funding for the three months ended December 31, 2025 is calculated excluding a $12 million benefit related to the amortization of a premium on acquired time deposits. On a reported basis, which includes the benefit of the premium amortization, the cost of these items was 2.08%, 1.40%, and 1.57% and the repricing betas were 62%, 43%, and 54%, respectively, between Q4 2025 and Q2 2024.

COLUMBIA BANKING SYSTEM
21

Non-Interest Income


Total Non-Interest Income
$ in millions
$50
$56
$66
$56
$65
$66
$77
$72
$90
$88
Q4 2024
Q1 2025
Q2 2025
Q3 2025
Q4 2025
GAAP Non-Interest Income
Operating Non-Interest Income¹


Operating Non-Interest Income¹
$ in millions
$56
$56
$66
$72
$88
Q4 2024
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Other
Wealth Mgmt
Loan Income
Treasury Mgmt
Deposit Services
Card & Merchant
Mortgage

- Non-interest income for Q4 2025 increased $13 million from the prior quarter. Operating non-interest income(1) increased $16 million from the prior quarter to $88 million, as Pacific Premier contributed an additional $13 million to Q4 2025's run rate. Customer fee income, including swap and international banking revenue, drove the remainder of the increase.
- Our Business Bank of Choice strategy incorporates a collaborative team approach to deliver needs-based solutions to our customers, which deepens relationships and provides growth in sustainable core fee income. Our trends reflect a growing contribution from treasury management, card & merchant activity, wealth management, and other product revenue over the trailing 12 months.

(1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided at the end of this slide presentation. Non-operating non-interest income items include gain (loss) on investment securities, gain (loss) on swap derivatives, gain (loss) on loans held for investment at fair value, change in fair value of MSR due to valuation inputs or assumptions, and MSR hedge gain (loss). These items are detailed in the "Non-GAAP Reconciliation" section of the Appendix.

COLUMBIA BANKING SYSTEM
22

Non-Interest Expense


Non-Interest Expense ("NIE")
$ in millions
$267
$264
$340
$270
$278
$270
$393
$307
$412
$373
Q4 2024
Q1 2025
Q2 2025
Q3 2025
Q4 2025
GAAP Non-Interest Expense
Operating Non-Interest Expense¹


Non-Interest Expense: Q3 2025 vs Q4 2025
$ in millions
$393
$62
$2
$1
$1
$(47)
$412
Q3 2025 NIE
Pacific Premier
Software Costs
Marketing
Misc. Other
Non-operating¹
Q4 2025 NIE

- Non-interest expense for Q4 2025 increased $19 million from the prior quarter, as two additional months operating as a combined company more than offset lower merger expense. Operating non-interest expense(1) increased $66 million from the prior quarter to $373 million, as Pacific Premier contributed an additional $62 million to Q4 2025, as compared to the prior quarter's run rate. The Pacific Premier run rate includes deal-related cost savings, and we remain on track to complete the systems conversion and branch consolidations during Q1 2026. We continue to expect to realize all related cost savings by June 30, 2026.
- Our cost-conscious culture provides expense offsets to continued investment in customer-focused technology, experienced bankers, and strategic locations. These investments create operational efficiency and bring additional revenue opportunities to the bank in support of our Business Bank of Choice strategy.

(1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided at the end of this slide presentation. Non-operating expense items include merger and restructuring expense, exit and disposal costs, an FDIC special assessment, a legal settlement, and other non-operating expenses. These items are detailed in the "Non-GAAP Reconciliation" section of the Appendix.

23 Appendix

COLUMBIA BANKING SYSTEM

24

Balance Sheet Optimization: Below-Market-Rate Transactional Loans to Reprice or Run-Off

Below-Market-Rate Transactional Loan Balances & Repricing Schedule as of December 31, 2025											September 30, 2025	
	< 1 year		1 to 2 years		2 to 3 years		> 3 years		Total		Total	
($ in millions)	Balance	*Rate*	Balance	*Rate*	Balance	*Rate*	Balance	*Rate*	Balance	*Rate*	Balance	*Rate*
Transactional Loans(1)												
Non-owner occupied CRE	$232	*5.29%*	$117	*4.47%*	$43	*4.70%*	$155	*4.29%*	**$547**	***4.79%***	**$654**	***4.64%***
Multifamily	2,240	*4.59%*	881	*3.80%*	781	*3.64%*	1,340	*3.89%*	**5,242**	***4.14%***	**5,384**	***4.13%***
Residential mortgage	323	*4.34%*	283	*3.98%*	244	*3.93%*	1,212	*3.70%*	**2,063**	***3.87%***	**2,115**	***3.87%***
Total Transactional Loans	**$2,795**	*4.62%*	**$1,282**	*3.90%*	**$1,067**	***3.75%***	**$2,707**	***3.83%***	**$7,852**	***4.11%***	**$8,153**	***4.10%***
Non-transactional loans and leases									**40,688**		**41,234**	
Total Loans and Leases									**$48,540**		**$49,387**	

Prioritizing Relationships & Profitability

- Our relationship-based lending verticals and a strong core deposit base remain the cornerstone of our franchise. Past transactional lending and the wholesale sources that fund these assets have muted the balance sheet's profitability, but they have not diluted the quality of our core franchise.
- As below-market-rate transactional loans reach their repricing date, our profitability will improve, as loans will either reprice higher and remain on balance sheet or refinance elsewhere, exiting the balance sheet, with proceeds used to reduce higher-cost funding.
- Current interest rates make outright asset sales unattractive given a lengthy payback period. However, longer term, we may sell loans opportunistically if payback periods are short and align with value preservation and creation.

Note: Tables may not foot due to rounding. Loan totals on this slide do not include purchase accounting adjustments. Deferred fees and costs also drive variances between loan totals on this slide and loan totals in the earnings press release.
(1) Below-market-rate transactional loans are defined as loans where the customer relationship had a zero deposit balance as of the initial measurement date. Presented interest rates reflect loan coupon rates.

COLUMBIA BANKING SYSTEM
25

Liquidity Overview

Select Balance Sheet Items				
	Three Months Ended			Sequential Quarter Change
($ in millions)	Q4 2025	Q3 2025	Q4 2024	Q4 2025
Commercial deposits	$12,999	$13,062	$11,787	($63)
Small business deposits	15,422	16,099	7,886	(677)
Consumer deposits	20,337	20,434	15,893	(97)
Total customer deposits	48,758	49,595	35,566	(837)
Public deposits - non-interest bearing	729	720	636	9
Public deposits - interest bearing	2,185	2,743	2,351	(558)
Total public deposits	2,914	3,463	2,987	(549)
Administrative deposits	184	248	137	(64)
Brokered deposits	2,355	2,465	3,031	(110)
Total deposits	**$54,211**	**$55,771**	**$41,721**	**($1,560)**
Term debt	$3,200	$2,300	$3,100	$900
Cash & cash equivalents	$2,380	$2,343	$1,878	$37
Available-for-sale securities	$11,112	$11,013	$8,275	$99
Loans and leases	$47,776	$48,462	$37,681	($686)

Total Off-Balance Sheet Liquidity Available at December 31, 2025			
($ in millions)	Gross Availability	Utilization	Net Availability
FHLB lines	$17,188	$3,379	$13,809
Federal Reserve Discount Window	6,490	—	6,490
Uncommitted lines of credit	700	—	700
Total off-balance sheet liquidity	**$24,378**	**$3,379**	**$20,999**

Total Available Liquidity at December 31, 2025 *($ in millions)*	
Total off-balance sheet liquidity (available lines of credit):	$20,999
Cash and equivalents, less reserve requirement	2,204
Excess collateral	4,680
Total available liquidity	**$27,883**
TOTAL AVAILABLE LIQUIDITY AS A PERCENTAGE OF:	
Assets of $66.8 billion at December 31, 2025	42 %
Deposits of $54.2 billion at December 31, 2025	51 %
Uninsured deposits of $19.8 billion at December 31, 2025	141 %

- Deposits declined during Q4 2025, due to an intentional reduction in brokered and select public deposits, as alternative funding sources offered a more attractive interest rate. Seasonal decreases in customer deposits balances—driven by company distributions, tax payments, and other year-end payouts—further contributed to the contraction. We utilized borrowings to supplement funding needs.

Note: Tables may not foot due to rounding.

COLUMBIA BANKING SYSTEM

26

Summary Income Statements

	For the Quarter Ended				
($ in millions, except per-share data)	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024
Net interest income before provision	$627	$505	$446	$425	$437
Provision for credit losses	23	70	30	27	28
Net interest income after provision	**604**	**435**	**416**	**398**	**409**
Non-interest income	90	77	65	66	50
Non-interest expense	412	393	278	340	267
Income before provision for income taxes	**282**	**119**	**203**	**124**	**192**
Provision for income taxes	67	23	51	37	49
Net income	**$215**	**$96**	**$152**	**$87**	**$143**
Earnings per share, diluted	**$0.72**	**$0.40**	**$0.73**	**$0.41**	**$0.68**
Operating non-interest expense[(1)]	**$373**	**$307**	**$270**	**$270**	**$264**
Pre-provision net revenue[(1)]	**$305**	**$189**	**$233**	**$151**	**$220**
Operating pre-provision net revenue[(1)]	**$342**	**$270**	**$242**	**$211**	**$229**
Operating net income[(1)]	**$243**	**$204**	**$160**	**$139**	**$150**
Operating earnings per share, diluted[(1)]	**$0.82**	**$0.85**	**$0.76**	**$0.67**	**$0.71**

Q4 2025 Highlights (compared to Q3 2025)

- Net interest income increased by $122 million, due to two additional months operating as a combined company and lower interest expense due to favorable funding mix trends.
- Non-interest income increased by $13 million. Excluding the impact of fair value and hedges,[(1)] non-interest income increased by $16 million, due to two additional months operating as a combined company and an increase in customer fee income.
- Non-interest expense increased by $19 million, due to two additional months operating as a combined company, partially offset by lower merger expense.
- Provision expense was $23 million, compared to $70 million for the prior quarter, which was driven by the acquisition of Pacific Premier in the prior quarter.

Note: Tables may not foot due to rounding.
(1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided at the end of this slide presentation.

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27

Summary Period-End Balance Sheets

($ in millions, except per-share data)	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024
ASSETS:					
Total assets	$66,832	$67,496	$51,901	$51,519	$51,576
Interest bearing cash and temporary investments	1,869	1,808	1,334	1,481	1,381
Investment securities available for sale, fair value	11,112	11,013	8,653	8,229	8,275
Loans and leases, gross	47,776	48,462	37,637	37,616	37,681
Allowance for credit losses on loans and leases	(466)	(473)	(421)	(421)	(425)
Goodwill and other intangibles, net	2,194	2,235	1,459	1,485	1,513
LIABILITIES AND EQUITY:					
Deposits	54,211	55,771	41,743	42,218	41,721
Securities sold under agreements to repurchase	207	167	191	192	237
Borrowings	3,200	2,300	3,350	2,550	3,100
Total shareholders' equity	7,840	7,790	5,342	5,238	5,118
RATIOS AND PER-SHARE METRICS:					
Loan to deposit ratio	88.1%	86.9%	90.2%	89.1%	90.3%
Book value per common share	$26.54	$26.04	$25.41	$24.93	$24.43
Tangible book value per common share(1)	$19.11	$18.57	$18.47	$17.86	$17.20
Common equity to assets ratio	11.7%	11.5%	10.3%	10.2%	9.9%
Tangible common equity to tangible assets ratio(1)	8.7%	8.5%	7.7%	7.5%	7.2%

Q4 2025 Highlights (compared to Q3 2025)

- Loan balances decreased in Q4 2025, due to continued run-off in commercial development and transactional loans, as well as the sale of $45 million in acquired loans risk rated special mention. Commercial loans increased by 6% on an annualized basis relative to September 30, 2025, partially offsetting the contraction.
- Total deposits decreased, due to an intentional reduction in public and brokered deposits and seasonal declines in customer deposit balances, reflecting company distributions, tax payments, and other year-end payouts.
- Book value and tangible book value(1) increased 2% and 3%, respectively, relative to September 30, 2025, and increased 9% and 11%, respectively, relative to December 31, 2024.

Note: Tables may not foot due to rounding.
(1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided in the appendix of this slide presentation.

Non-GAAP Reconciliation: Tangible Capital ($ in millions, except per-share data) 12/31/2025 9/30/2025 6/30/2025 3/31/2025 12/31/2024 Total shareholders' equity a $7,840 $7,790 $5,342 $5,238 $5,118 Less: Goodwill 1,482 1,481 1,029 1,029 1,029 Less: Other intangible assets, net 712 754 430 456 484 Tangible common shareholders’ equity b $5,646 $5,555 $3,883 $3,753 $3,605 Total assets c $66,832 $67,496 $51,901 $51,519 $51,576 Less: Goodwill 1,482 1,481 1,029 1,029 1,029 Less: Other intangible assets, net 712 754 430 456 484 Tangible assets d $64,638 $65,261 $50,442 $50,034 $50,063 Common shares outstanding at period end (in thousands) e 295,422 299,147 210,213 210,112 209,536 Total shareholders' equity to total assets ratio a / c 11.73% 11.54% 10.29% 10.17% 9.92 % Tangible common equity to tangible assets ratio b / d 8.73% 8.51% 7.70% 7.50% 7.20 % Book value per common share a / e $26.54 $26.04 $25.41 $24.93 $24.43 Tangible book value per common share b / e $19.11 $18.57 $18.47 $17.86 $17.20 28

COLUMBIA BANKING SYSTEM

29

Non-GAAP Reconciliation: Adjustments and Average Balances

		For the Quarter Ended					For the Year Ended	
($ in millions, except share data)		12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024	12/31/2025	12/31/2024
Non-Interest Income Adjustments								
Gain on investment securities, net		$2	$2	$—	$2	($1)	$6	$—
Gain (loss) on swap derivatives		1	(1)	(1)	(1)	3	(2)	1
Gain (loss) on loans held for investment, at fair value		—	4	—	7	(7)	11	(10)
Change in fair value of MSR due to valuation inputs or assumptions		(1)	—	(2)	(1)	7	(4)	5
MSR hedge gain (loss)		—	—	2	3	(8)	5	(9)
Total non-interest income adjustments	a	**$2**	**$5**	**($1)**	**$10**	**($6)**	**$16**	**($13)**
Non-Interest Expense Adjustments								
Merger and restructuring expense		$39	$87	$8	$14	$2	$148	$24
Exit and disposal costs		1	—	—	1	1	2	4
FDIC special assessment		(5)	(1)	—	—	—	(6)	5
Legal settlement and other non-operating expense		4	—	—	55	—	$ 59	$ —
Total non-interest expense adjustments	b	**$39**	**$86**	**$8**	**$70**	**$3**	**$203**	**$33**
Average Assets	n	**$67,114**	**$56,823**	**$51,552**	**$51,453**	**$51,588**	**$56,779**	**$51,915**
Less: Average goodwill and other intangible assets, net		2,217	1,719	1,472	1,502	1,528	1,729	1,574
Average tangible assets	o	**$64,897**	**$55,104**	**$50,080**	**$49,951**	**$50,060**	**$55,050**	**$50,341**
Average common shareholders' equity	p	**$7,814**	**$6,157**	**$5,287**	**$5,217**	**$5,226**	**$6,126**	**$5,060**
Less: Average goodwill and other intangible assets, net		2,217	1,719	1,472	1,502	1,528	1,729	1,574
Average tangible common equity	q	**$5,597**	**$4,438**	**$3,815**	**$3,715**	**$3,698**	**$4,397**	**$3,486**
Weighted average basic shares outstanding *(in thousands)*	r	**295,376**	**237,838**	**209,125**	**208,800**	**208,548**	**238,022**	**208,463**
Weighted average diluted shares outstanding *(in thousands)*	s	**296,760**	**238,925**	**209,975**	**210,023**	**209,889**	**239,121**	**209,337**

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30

Non-GAAP Reconciliation: Income Statements

($ in millions)		For the Quarter Ended 12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024	For the Year Ended 12/31/2025	12/31/2024
Net interest income	c	$627	$505	$446	$425	$437	$2,003	$1,718
Non-interest income (GAAP)	d	$90	$77	$65	$66	$50	$298	$211
Less: Non-interest income adjustments	a	(2)	(5)	1	(10)	6	(16)	13
Operating non-interest income (non-GAAP)	e	$88	$72	$66	$56	$56	$282	$224
Revenue (GAAP)	f=c+d	$717	$582	$511	$491	$487	$2,301	$1,929
Operating revenue (non-GAAP)	g=c+e	$715	$577	$512	$481	$493	$2,285	$1,942
Non-interest expense (GAAP)	h	$412	$393	$278	$340	$267	$1,423	$1,104
Less: Non-interest expense adjustments	b	(39)	(86)	(8)	(70)	(3)	(203)	(33)
Operating non-interest expense (non-GAAP)	i	$373	$307	$270	$270	$264	$1,220	$1,071
Net income (GAAP)	j	$215	$96	$152	$87	$143	$550	$534
Provision for income taxes		67	23	51	37	49	178	185
Income before provision for income taxes		282	119	203	124	192	728	719
Provision for credit losses		23	70	30	27	28	150	106
Pre-provision net revenue (PPNR) (non-GAAP)	k	305	189	233	151	220	878	825
Less: Non-interest income adjustments	a	(2)	(5)	1	(10)	6	(16)	13
Add: Non-interest expense adjustments	b	39	86	8	70	3	203	33
Operating PPNR (non-GAAP)	l	$342	$270	$242	$211	$229	$1,065	$871
Net income (GAAP)	j	$215	$96	$152	$87	$143	$550	$534
Acquisition-related provision expense		—	70	—	—	—	70	—
Less: Non-interest income adjustments	a	(2)	(5)	1	(10)	6	(16)	13
Add: Non-interest expense adjustments	b	39	86	8	70	3	203	33
Tax effect of adjustments		(9)	(43)	(1)	(8)	(2)	(61)	(12)
Operating net income (non-GAAP)	m	$243	$204	$160	$139	$150	$746	$568

COLUMBIA BANKING SYSTEM

31

Non-GAAP Reconciliation: Earnings Per-Share and Performance Metrics

		For the Quarter Ended					For the Year Ended	
($ in millions, except per-share data)		12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024	12/31/2025	12/31/2024
Select Per-Share & Performance Metrics								
Earnings per share - basic	j/r	$0.72	$0.40	$0.73	$0.41	$0.69	$2.31	$2.56
Earnings per share - diluted	j/s	$0.72	$0.40	$0.73	$0.41	$0.68	$2.30	$2.55
Efficiency ratio[(1)]	h/f	57.30 %	67.29 %	54.29 %	69.06 %	54.61 %	61.68 %	57.14 %
Non-interest expense to average assets	h/n	2.44 %	2.74 %	2.16 %	2.68 %	2.06 %	2.51 %	2.13 %
Return on average assets	j/n	1.27 %	0.67 %	1.19 %	0.68 %	1.10 %	0.97 %	1.03 %
Return on average tangible assets	j/o	1.31 %	0.69 %	1.22 %	0.70 %	1.14 %	1.00 %	1.06 %
PPNR return on average assets	k/n	1.80 %	1.32 %	1.81 %	1.19 %	1.70 %	1.55 %	1.59 %
Return on average common equity	j/p	10.92 %	6.19 %	11.56 %	6.73 %	10.91 %	8.98 %	10.55 %
Return on average tangible common equity	j/q	15.24 %	8.58 %	16.03 %	9.45 %	15.41 %	12.51 %	15.31 %
Operating Per-Share & Performance Metrics								
Operating earnings per share - basic	m/r	$0.82	$0.86	$0.77	$0.67	$0.72	$3.13	$2.73
Operating earnings per share - diluted	m/s	$0.82	$0.85	$0.76	$0.67	$0.71	$3.12	$2.71
Operating efficiency ratio, as adjusted[(1)]	u/y	51.39 %	52.32 %	51.79 %	55.11 %	52.51 %	52.54 %	54.22 %
Operating non-interest expense to average assets	i/n	2.20 %	2.14 %	2.10 %	2.13 %	2.03 %	2.15 %	2.06 %
Operating return on average assets	m/n	1.44 %	1.42 %	1.25 %	1.10 %	1.15 %	1.31 %	1.09 %
Operating return on average tangible assets	m/o	1.49 %	1.47 %	1.28 %	1.13 %	1.19 %	1.36 %	1.13 %
Operating PPNR return on average assets	l/n	2.02 %	1.89 %	1.88 %	1.67 %	1.77 %	1.88 %	1.68 %
Operating return on average common equity	m/p	12.34 %	13.15 %	12.16 %	10.87 %	11.40 %	12.18 %	11.23 %
Operating return on average tangible common equity	m/q	17.22 %	18.24 %	16.85 %	15.26 %	16.11 %	16.97 %	16.30 %

(1) Tax-exempt income was adjusted to a taxable equivalent basis using a 21% tax rate and added to stated revenue for this calculation.

COLUMBIA BANKING SYSTEM
32

Non-GAAP Reconciliation: Operating Efficiency Ratio, as Adjusted

		For the Quarter Ended					For the Year Ended	
($ in millions)		12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024	12/31/2025	12/31/2024
Non-interest expense (GAAP)	h	**$412**	**$393**	**$278**	**$340**	**$267**	**$1,423**	**$1,104**
Less: Non-interest expense adjustments	b	(39)	(86)	(8)	(70)	(3)	(203)	(33)
Operating non-interest expense (non-GAAP)	i	**373**	**307**	**270**	**270**	**264**	**1,220**	**1,071**
Less: B&O taxes	t	(3)	(3)	(3)	(3)	(4)	(12)	(13)
Operating non-interest expense, excluding B&O taxes (non-GAAP)	u	**$370**	**$304**	**$267**	**$267**	**$260**	**$1,208**	**$1,058**
Net interest income (tax equivalent)[1]	v	**$629**	**$507**	**$447**	**$426**	**$438**	**$2,009**	**$1,722**
Non-interest income (GAAP)	d	**90**	**77**	**65**	**66**	**50**	**298**	**211**
Add: BOLI tax equivalent adjustment[1]	w	3	2	2	1	1	8	6
Total Revenue, excluding BOLI tax equivalent adjustments (tax equivalent)	x	722	586	514	493	489	2,315	1,939
Less: non-interest income adjustments	a	(2)	(5)	1	(10)	6	(16)	13
Total Adjusted operating revenue, excluding BOLI tax equivalent adjustments (tax equivalent) (non-GAAP)	y	**$720**	**$581**	**$515**	**$483**	**$495**	**$2,299**	**$1,952**
Efficiency ratio[1]	h/f	**57.30 %**	**67.29 %**	**54.29 %**	**69.06 %**	**54.61 %**	**61.68 %**	**57.14 %**
Operating efficiency ratio, as adjusted (non-GAAP)[1]	u/y	**51.39 %**	**52.32 %**	**51.79 %**	**55.11 %**	**52.51 %**	**52.54 %**	**54.22 %**

(1) Tax-exempt income was adjusted to a taxable equivalent basis using a 21% tax rate and added to stated revenue for this calculation.